As filed with the Securities and Exchange Commission on May 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46- 2688109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

399 Binney Street, Suite 300

Cambridge, Massachusetts

(617) 679-9600

(Address of Principal Executive Offices)

Rubius Therapeutics, Inc. 2018 Stock Option and Incentive Plan

(Full Title of the Plans)

Pablo J. Cagnoni, Chief Executive Officer

399 Binney Street, Suite 300

Cambridge, Massachusetts

(617) 679-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq.

Arthur McGivern, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧ (Do not check if a smaller reporting company)	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	2,431,609 shares(3)	$25.54	$62,103,293.86	$6,775.47
Total	2,431,609 shares		$62,103,293.86	$6,775.47

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $25.54, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 5, 2021.

(3) Represents an increase to the number of shares available for issuance under the Registrant’s 2018 Stock Option and Incentive Plan (the “Plan”), effective as of January 1, 2021. Shares available for issuance under the Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on July 18, 2018 (Registration No. 333-226226).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”) under the Registrant’s 2018 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2019, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator of our Plan (as defined in the Plan). Accordingly, on January 1, 2021, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,431,609 shares. This Registration Statement on Form S-8 registers these additional 2,431,609 shares of Common Stock. The additional shares are of the same class as other securities relating to the plans for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-226226) on July 18, 2018 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-226226) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 23, 2018 (File No. 001-38586)).

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 23, 2018 (File No. 001-38586)).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225840) filed on July 2, 2018)).

4.4

Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated February 23, 2018 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225840) filed on June 22, 2018).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2018 Stock Option and Incentive Plan, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225840) filed July 9, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 10th day of May, 2021.

RUBIUS THERAPEUTICS, INC.

By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Pablo Cagnoni and Jose Carmona as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Pablo J. Cagnoni	Chief Executive Officer, Director	May 10, 2021
Pablo J. Cagnoni, M.D.	(Principal Executive Officer)
/s/ Jose Carmona	Chief Financial Officer	May 10, 2021
Jose Carmona	(Principal Financial Officer and Principal Accounting Officer)
/s/ David R. Epstein	Chairman of the Board of Directors	May 10, 2021
David R. Epstein
	Director	May 10, 2021
Noubar B. Afeyan, Ph.D.
/s/ Francis Cuss	Director	May 10, 2021
Francis Cuss, M.B., B.Chir., FRCP

/s/ Natalie Holles	Director	May 10, 2021
Natalie Holles
/s/ Anne Prener	Director	May 10, 2021
Anne Prener, M.D., Ph.D.
/s/ Michael Rosenblatt	Director	May 10, 2021
Michael Rosenblatt, M.D.
/s/ Catherine A. Sohn	Director	May 10, 2021
Catherine A. Sohn, Pharm.D.
/s/ Jonathan R. Symonds	Director	May 10, 2021
Jonathan R. Symonds, CBE